UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 12, 2007

Santarus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50651	33-0734433
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10590 West Ocean Air Drive, Suite 200, San Diego, California		92130
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 314-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 13, 2007, Santarus, Inc. (the "Company") was informed that the U.S. Patent and Trademark Office (the "PTO") had issued a Notice of Intent to Issue Ex Parte Reexamination Certificate on March 12, 2007, reflecting the PTO’s intent to conclude the pending reexamination proceeding relating to U.S. Patent No. 6,699,885 (the "‘885 patent") and confirmation of the patentability of the ‘885 patent over the references cited in the proceeding. The ‘885 patent is one of five currently issued U.S. patents providing coverage for the Company’s Zegerid® family of products, which patents expire in July 2016 and are licensed to the Company under its license agreement with the University of Missouri.

The reexamination process is provided for by law and generally requires the PTO to consider the scope and validity of a patent based on questions raised by a third party or the PTO. In August 2005, an unidentified third party filed a Request for Ex Parte Reexamination of the ‘885 patent with the PTO. The PTO granted the Request for Reexamination and issued an initial office action, to which the Company and the University of Missouri submitted a response. The response included the Company’s and the University of Missouri’s positions relating to patentability as well as proposed amendments to certain of the claims of the ‘885 patent. In its March 12, 2007 decision, the PTO confirmed the patentability of the ‘885 patent claims, as amended by the Company and the University of Missouri, over the references cited in the proceeding.

Following the March 12, 2007 action of the PTO, the ‘885 patent continues to generally cover methods for treating gastric acid related disorders by administering a composition consisting essentially of a proton pump inhibitor (a "PPI") (at least a portion of which is not enteric coated) and a minimum specified amount of buffering agent, where a minimum serum concentration of the PPI is achieved within certain time periods. As a result, the Company believes that the ‘885 patent continues to provide broad coverage for these types of immediate-release PPI formulations, including the Company’s marketed Zegerid® products.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Santarus, Inc.

March 14, 2007	By:	Gerald T. Proehl

Name: Gerald T. Proehl
Title: President and CEO